Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                               FCB Financial Corp.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                         39-1760287
    (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

             420 South Koeller Street
                Oshkosh, Wisconsin                                   54902
     (Address of principal executive offices)                     (Zip Code)


            OSB Financial Corp. 1992 Stock Option and Incentive Plan
                            (Full title of the plan)

               Donald D. Parker                           Copy to:
             Chairman of the Board                     Jay O. Rothman
              FCB Financial Corp.                     Foley & Lardner
           420 South Koeller Street              777 East Wisconsin Avenue
           Oshkosh, Wisconsin 54902              Milwaukee, Wisconsin 53202
                (414) 727-3400                         (414) 271-2400
  (Name, address and telephone number, including
         area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed
                                    Maximum      Proposed
                                    Offering     Maximum
       Title of        Amount        Price      Aggregate     Amount of
    Securities to      to be          Per       Offering    Registration
    be Registered  Registered(1)    Share(1)     Price(1)        Fee

    Common Stock,      83,112        $13.96     $1,160,244      $352
     $.01 par          shares
     value


   (1) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, based on 83,112 shares subject to options granted under the OSB Financial Corp. 1992 Stock Option and Incentive Plan, which options were assumed by FCB Financial Corp. pursuant to the terms of an Agreement and Plan of Merger, dated November 13, 1996, by and between FCB Financial Corp. and OSB Financial Corp. Such options are exercisable at a weighted-average price of $13.96 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission (File No. 0-22066) by FCB Financial Corp. (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended March 31, 1996.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1996.

             3.  The Company's Current Report on Form 8-K, dated November 13,
   1996.

             4.  The Company's Current Report on Form 8-K, dated May 1, 1997.

             5. The description of the Company's Common Stock, $.01 par value, contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 12, 1993, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.


   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                          Exhibit

    (4.1)               OSB Financial Corp. 1992 Stock
                        Option and Incentive Plan
                        (incorporated by reference under
                        File No. 0-20335 to Exhibit A of
                        OSB Financial Corp.'s Definitive
                        Proxy Statement for the First
                        Annual Meeting of Stockholders held
                        on April 22, 1993; filed on March
                        25, 1993)

    (4.2)               Amendment to OSB Financial Corp.
                        1992 Stock Option and Incentive
                        Plan

    (4.3)               Provisions of Articles of
                        Incorporation of FCB Financial
                        Corp. defining the rights of
                        holders of capital stock
                        (incorporated by reference to
                        Exhibit 3.1 to FCB Financial
                        Corp.'s Form S-1 Registration
                        Statement (Registration No. 33-
                        63204))

    (4.4)               Provisions of the By-Laws of FCB
                        Financial Corp. defining the rights
                        of holders of capital stock
                        (incorporated by reference to
                        Exhibit 3.2 to FCB Financial
                        Corp.'s Form S-1 Registration
                        Statement (Registration No.
                        33-63204))

    (5)                 Opinion of Foley & Lardner

    (23.1)              Consent of Wipfli Ullrich Bertelson
                        LLP

    (23.2)              Consent of Foley & Lardner
                        (contained in Exhibit 5 hereto)

    (24)                Power of Attorney relating to
                        subsequent amendments (included on
                        the signature page to this
                        Registration Statement)


   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on May 14, 1997.

                                      FCB FINANCIAL CORP.



                                      By:  /s/ Donald D. Parker
                                           Donald D. Parker
                                           Chairman of the Board



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Donald D. Parker, James J. Rothenbach and Phillip J. Schoofs, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signatures                        Title                Date



    /s/ Donald D. Parker          Chairman of the Board     May 14, 1997
    Donald D. Parker              and Director




    /s/ James J. Rothenbach       President, Chief          May 14, 1997
    James J. Rothenbach           Executive Officer and
                                  Director (Principal
                                  Executive Officer)



    /s/ Phillip J. Schoofs        Vice President,           May 14, 1997
    Phillip J. Schoofs            Treasurer and Chief
                                  Financial Officer
                                  (Principal Financial
                                  and Accounting Officer)


    /s/ David L. Baston                   Director          May 14, 1997
    David L. Baston

    /s/ Richard A. Bergstrom              Director          May 14, 1997
    Richard A. Bergstrom



    /s/ Thomas C.                         Director          May 14, 1997
    Butterbrodt
    Thomas C. Butterbrodt


    /s/ Edwin L. Downing                  Director          May 14, 1997
    Edwin L. Downing

    /s/ Walter H. Drew                    Director          May 14, 1997
    Walter H. Drew


    /s/ David L. Erdmann                  Director          May 14, 1997
    David L. Erdmann

    /s/ David L. Geurden                  Director          May 14, 1997
    David L. Geurden


    /s/ Donald S. Koskinen
    Donald S. Koskinen                    Director          May 14, 1997


    /s/ David L. Omachinski               Director          May 14, 1997
    David L. Omachinski



    /s/ William A. Raaths                 Director          May 14, 1997
    William A. Raaths


    /s/ William J. Schmidt                Director          May 14, 1997
    William J. Schmidt

    /s/ Ronald L. Tenpas                  Director          May 14, 1997
    Ronald L. Tenpas

                                  EXHIBIT INDEX

            OSB FINANCIAL CORP. 1992 STOCK OPTION AND INCENTIVE PLAN


    Exhibit No.                          Exhibit

    (4.1) OSB Financial Corp. 1992 Stock Option and Incentive Plan (incorporated by reference under File No. 0-20335 to Exhibit A of OSB Financial Corp.'s Definitive Proxy Statement for the First Annual Meeting of Stockholders held on April 22, 1993; filed on March 25, 1993)

    (4.2)        Amendment to OSB Financial Corp. 1992 Stock Option and
                 Incentive Plan

    (4.3) Provisions of the Articles of Incorporation of FCB Financial Corp. defining the rights of holders of capital stock (incorporated by reference to Exhibit
                 3.1 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204))

    (4.4)        Provisions of the By-Laws of FCB Financial Corp.
                 defining the rights of holders of capital stock (incorporated by reference to Exhibit 3.2 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204))

    (5)          Opinion of Foley & Lardner

    (23.1)       Consent of Wipfli Ullrich Bertelson LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

    (24) Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)